Exhibit 1

April 19, 2023

H.C. Wainwright & Co., LLC

acting as representative to the several underwriters:

Re:	Underwriting Agreement, dated April 19, 2023, by and among U.S. GoldMining Inc., H.C. Wainwright & Co., LLC, acting as representatives to the several underwriters, BMO Capital Markets Corp., Laurentian Bank Securities Inc. and Sprott Capital Partners LP

Ladies and Gentlemen:

The undersigned irrevocably agrees with the Company that, from the date hereof until one hundred eighty (180) days following the Closing Date (as defined in the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among U.S. GoldMining Inc. (the “Company”), H.C. Wainwright & Co., LLC (the “Representative”), acting as representative to the several underwriters, BMO Capital Markets Corp., Laurentian Bank Securities Inc. and Sprott Capital Partners LP (such period, the “Restriction Period” and the underwriters collectively, the “Underwriters”)) with respect to an offering of the common stock of the Company (the “Common Stock”) and warrants to purchase Common Stock (the “Offering”) pursuant to a registration statement on Form S-1 (File No. 333-269693) (the “Registration Statement”), the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate (as defined in the Underwriting Agreement) of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any common stock of the Company or securities convertible, exchangeable or exercisable into, common stock of the Company beneficially owned, held or hereafter acquired by the undersigned (the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. The Representative may consent to an early release from the Restriction Period if, in its sole and absolute discretion, the market for the Securities would not be adversely impacted by sales and in cases of financial emergency.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Securities pursuant to clauses (i) through (xi) below without the prior written consent of the Representative, provided that (1) prior to any such transfer (other than pursuant to clauses (v) through (viii), and (xi) below), the Representative receive a signed lock-up agreement, substantially in the form of this lock-up agreement, for the balance of the Restriction Period from each donee, trustee, distributee or transferee, as the case may be, (2) such transfers are not required to be reported with the Securities and Exchange Commission under the Exchange Act, and (3) the undersigned does not effect any public filing or report regarding such transfers (other than with respect to clause (xi) below):

(i) as a bona fide gift or gifts; or

(ii) to any immediate family member in a transaction not involving a disposition for value, or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or

(iii) by operation of law and/or pursuant to a qualified domestic order or in connection with a divorce decree or settlement; or

(iv) by will or intestate succession to the legal representative, heir, beneficiary or immediate family of the undersigned upon the death of the undersigned; or

(v) transactions relating to Securities acquired in open market transactions after the completion of the Offering; or

(vi) transfers or dispositions of Securities to the Company pursuant to any contractual arrangement in effect on the date of this lock-up agreement that provides for the repurchase of the undersigned’s Securities by the Company in connection with the termination of the undersigned’s employment with the Company; or

(vii) in response to a bona fide third-party tender offer, merger, amalgamation or consolidation made to all holders of common stock of the Company or any other acquisition transaction whereby all of the common stock of the Company are acquired by a third party, provided that if such tender offer, merger, amalgamation, consolidation or other acquisition transaction is not completed, any Securities shall remain subject to the restrictions contained in this lock-up agreement; or

(viii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act or similar arrangement under Canadian securities laws for the transfer of Securities, provided that such plan does not provide for the transfer of Securities during the Restriction Period; or

(ix) if the undersigned is a corporation, partnership or other business entity, the transfer, not involving a disposition for value, of Securities to another corporation, partnership or other business entity that is a direct or indirect affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, or that otherwise controls, is controlled by or is under common control with the undersigned; or

(x) if the undersigned is a corporation, partnership or other business entity, the distribution, not involving a disposition for value, of Securities to members, limited partners, stockholders or other equity holders of the undersigned; or

(xi) (1) to the Company pursuant to the exercise on a “net exercise” basis, of any option to purchase Securities granted by the Company pursuant to equity incentive plans described in the Registration Statement, or (2) to the Company on a “net exercise” basis for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of an option pursuant to clause (1) or the vesting of any restricted stock awards granted by the Company pursuant to equity incentive plans described in the Registration Statement (the term “net exercise” referring to the transfer to the Company of a portion of the Securities issuable pursuant to the option, or previously owned Securities, to cover payment of the exercise price or withholding taxes, as the case may be); provided that if a filing or other public announcement by the Company or the undersigned shall be required pursuant to securities laws, it shall indicate in the footnotes thereto or otherwise that the filing relates to the cashless exercise of an option, that no Securities were transferred by the undersigned other than to the Company and that such Securities received upon exercise of the option are subject to all of the restrictions set forth in this lock-up agreement.

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For the avoidance of doubt, nothing in this lock-up agreement prohibits the undersigned from exercising any options to purchase Securities granted under equity incentive plans described in the Registration Statement (which exercises may be effected on a “net exercise” basis) and selling in the open market (a) such number of Securities as are necessary to cover the exercise price payable from such exercise of options (to the extent not exercised on a “net exercise” basis) and/or any individual tax obligations resulting from such exercise of options and/or (b) if the undersigned is an officer of the Company whose employment with the Company has been terminated or who has given notice of termination for any reason during the Restriction Period, all of the Common Stock received upon such exercise of options; provided, however, that (i) any remaining Securities issued upon any such exercise and after giving effect to sales permitted by clause (a) and/or (b) will be subject to the restrictions of this lock-up agreement and (ii) no public announcement of or filing with respect to such exercise of options shall be voluntarily made by the undersigned or the Company and any public announcement of or filing with respect such exercise that is required to be made by the Company or the undersigned shall, as applicable, note that any such sale permitted by clause (a) related solely to the sale of such number of Securities as were necessary to cover the exercise price and/or any individual tax obligations resulting from such exercise of options, and that any such sale permitted by clause (b) related solely to the sale of the Common Stock received upon the exercise of options by such officer in connection with such officer’s termination of employment.

The undersigned acknowledges that the execution, delivery and performance of this letter agreement is a material inducement to each Underwriter to perform under the Underwriting Agreement and that each Underwriter (which shall be a third party beneficiary of this letter agreement) shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this letter agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Underwriting Agreement.

This letter agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, the Representative and the undersigned. This letter agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this letter agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Underwriting Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this letter agreement does not intend to create any relationship between the undersigned and each Underwriter and that no issuance or sale of the Securities is created or intended by virtue of this letter agreement.

This letter agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Underwriters.

*** SIGNATURE PAGE FOLLOWS***

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This letter agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

GOLDMINING INC.

/s/ Patrick Obara
Patrick Obara
Chief Financial Officer

Address for Notice:

1830-1030 W Georgia Street
Vancouver, BC V6E 2Y3

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